Exhibit 99.1

News Release

For Immediate Release

Jackson Hewitt Reports Fiscal 2009 First Quarter Results

Adjusted Net Loss of $0.69 Per Basic and Diluted Share

Progress Achieved on All Initiatives in Preparation for 2009 Tax Season

PARSIPPANY, NJ – September 4, 2008 – Jackson Hewitt Tax Service Inc. (“Jackson Hewitt”) (NYSE: JTX) today reported financial results for the first quarter of fiscal 2009. Jackson Hewitt reported a net loss of $20.5 million, or $0.72 per basic and diluted share, versus a net loss of $19.6 million in the first quarter of fiscal 2008, or $0.65 per basic and diluted share. On an adjusted basis, Jackson Hewitt’s net loss in the 2009 first quarter was $19.7 million, or $0.69 per basic and diluted share, versus an adjusted net loss of $17.1 million, or $0.57 per basic and diluted share, in the year ago quarter. A schedule entitled Condensed Adjusted Results of Operations, which reconciles the reported and adjusted results, accompanies this earnings release.

Jackson Hewitt has historically generated roughly 2% of its total annual revenues in each of the first two fiscal quarters due to the seasonal nature of the tax return preparation business. Additionally, Jackson Hewitt incurs a net loss during the first and second fiscal quarters. These losses have typically increased annually due to an increased number of company-owned stores, which was higher at the outset of fiscal 2009 due primarily to acquisitions in fiscal 2008, the addition of resources to support the franchise business and an increase in interest expense resulting from past common share repurchases.

Reported consolidated total revenues in the 2009 first quarter were $4.3 million, versus $5.9 million in the 2008 first quarter. The decline in revenues was primarily due to lower territory sales versus the comparable period a year ago.

“We continue to be focused on delivering outstanding operating and financial performance in the 2009 tax season,” said Michael C. Yerington, Jackson Hewitt’s president and chief executive officer. “We have made, and continue to make, progress on all of the initiatives we detailed on our June 5, 2008, conference call, including new product development, new marketing programs, a more efficient cost structure, and other initiatives to selectively broaden our distribution and improve same store sales. I am confident that we are on track with our plans for a successful 2009.”

Workforce Realignment

As part of an initiative to achieve a lower cost structure in advance of the 2009 tax season, Jackson Hewitt’s overall consolidated workforce was reduced by approximately 10% during the 2009 first quarter. In connection with this action and certain employee terminations, a $1.4 million pre-tax severance charge was recorded in the quarter.

3 Sylvan Way, Parsippany, New Jersey 07054 Phone: 973.630.0821 Fax: 973.630.0812

www.jacksonhewitt.com

Franchise Operations

Reported revenues in the 2009 first quarter were $3.9 million, versus $5.4 million in the 2008 first quarter. The lower revenues versus last year’s first quarter were primarily attributable to lower territory sales coupled with a slight decrease in financial product fees. Territory sales are reported in the “Other” revenue line item. Financial product fees earned in the first and second quarters of each year primarily relate to sales of the Gold Guarantee® product from prior tax seasons.

Reported total expenses in the franchise segment were $16.0 million in the 2009 first quarter, versus $16.6 million in the 2008 first quarter.

Company-Owned Offices Operations

As expected, the reported 2009 first quarter expenses in Jackson Hewitt’s company-owned offices operations were substantially higher than the 2008 first quarter due primarily to occupancy costs and related expenses associated with maintaining a significantly increased base of storefront locations resulting primarily from acquisitions during the 2008 fiscal year. During the 2009 first quarter, as part of an overall effort to optimize company-owned store locations and improve profitability, 191 under-performing store locations were closed. In connection with this action, a pre-tax charge of $1.6 million was recorded related to lease terminations and related expenses associated with 51 of these store location closures. In total, the loss before income taxes in company-owned offices operations in the 2009 first quarter increased to $11.9 million, versus $6.9 million in the year ago quarter.

Corporate and Other

On a reported basis, the corporate and other loss before income taxes was $10.5 million in the 2009 first quarter, versus a reported loss before income taxes of $14.5 million in the 2008 first quarter. The 2009 first quarter reported loss included a $1.5 million favorable credit from an insurance recovery in connection with the settlement of certain prior period litigation. The 2008 first quarter included $3.4 million of expenses in connection with Jackson Hewitt’s internal review related to last year’s Department of Justice matter involving a former franchisee.

Analyst Conference Call

Michael Yerington, president and chief executive officer, and Dan O’Brien, executive vice president, chief financial officer and treasurer, will host an analyst conference call this morning, Thursday, September 4, 2008, at 8:30 a.m. (EDT), to discuss the fiscal 2009 first quarter results and discuss progress on initiatives for next tax season. Please visit the investor relations tab of the Company’s website, www.jacksonhewitt.com, at least 10 minutes prior to the beginning of the call in order to access the webcast. If you are unable to listen to the live webcast, a replay will be available on this website.

About Jackson Hewitt Tax Service Inc.

Jackson Hewitt Tax Service Inc. (NYSE: JTX), with approximately 6,800 franchised and company-owned offices throughout the United States during the 2008 tax season, is an industry leader providing full service individual federal and state income tax return preparation. Most offices are independently owned and operated. Jackson Hewitt is based in Parsippany, New Jersey. More information may be obtained at www.jacksonhewitt.com. To locate the Jackson Hewitt Tax Service® office nearest to you, call 1-800-234-1040.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: Jackson Hewitt’s ability to timely or effectively respond to customer trends and attract new customers, develop and make new products available through Jackson Hewitt’s offices, improve Jackson Hewitt’s distribution system or reduce Jackson Hewitt’s cost structure; Jackson Hewitt’s ability to successfully attract and retain key personnel; government initiatives that simplify tax return preparation or reduce the need for a third party tax return preparer, improve the timing and efficiency of processing tax returns or decrease the number of tax returns filed; delays in the passage of tax laws and their implementation; the trend of tax payers filing their tax returns later in the tax season; the success of Jackson Hewitt’s franchised offices; Jackson Hewitt’s responsibility to third parties, regulators or courts for the acts of, or failures to act by, Jackson Hewitt’s franchisees or their employees; government legislation and regulation of the tax return preparation industry and related financial products, including refund anticipation loans, and the failure by Jackson Hewitt, or the financial institutions which provide financial products to Jackson Hewitt’s customers, to comply with such legal and regulatory requirements; the effectiveness of Jackson Hewitt’s tax return preparation compliance program; increased regulation of tax return preparers; Jackson Hewitt’s exposure to litigation; the failure of Jackson Hewitt’s insurance to cover all the risks associated with Jackson Hewitt’s business; Jackson Hewitt’s ability to protect Jackson Hewitt’s customers’ personal and financial information; the effectiveness of Jackson Hewitt’s marketing and advertising programs and franchisee support of these programs; disruptions in Jackson Hewitt’s relationships with Jackson Hewitt’s franchisees; changes in Jackson Hewitt’s relationships with financial product providers that could reduce the revenues Jackson Hewitt derives from Jackson Hewitt’s agreements with these financial institutions as well as affect Jackson Hewitt’s customers’ ability to obtain financial products through Jackson Hewitt’s tax return preparation offices; changes in Jackson Hewitt’s relationships with retailers and shopping malls that could affect Jackson Hewitt’s growth and profitability; the seasonality of Jackson Hewitt’s business and its effect on Jackson Hewitt’s stock price; competition from tax return preparation service providers, volunteer organizations and the government; Jackson Hewitt’s reliance on technology systems and electronic communications to perform the core functions of Jackson Hewitt’s business; Jackson Hewitt’s ability to protect Jackson Hewitt’s intellectual property rights or defend against any third party allegations of infringement by Jackson Hewitt; Jackson Hewitt’s reliance on cash flow from subsidiaries; Jackson Hewitt’s compliance with credit facility covenants; Jackson Hewitt’s exposure to increases in prevailing market interest rates; Jackson Hewitt’s quarterly results not being indicative of Jackson Hewitt’s performance as a result of tax season being relatively short and straddling two quarters; Jackson Hewitt’s ability to pay dividends in the future; certain provisions that may hinder, delay or prevent third party takeovers; changes in accounting policies or practices and Jackson Hewitt’s ability to maintain an effective system of internal controls; impairment charges related to goodwill; and the effect of market conditions, general conditions in the tax return preparation industry or general economic conditions.

Additional information concerning these and other risks that could impact Jackson Hewitt’s business can be found in Jackson Hewitt’s Annual Report on Form 10- K for the fiscal year ended April 30, 2008, and other public filings with the Securities and Exchange Commission (“SEC”). Copies are available from the SEC or Jackson Hewitt’s website. Jackson Hewitt assumes no obligation, and Jackson Hewitt expressly disclaims any obligation, to update or alter any forward-looking statements.

Contacts:

Investor Relations:	Media Relations:
David G. Weselcouch	Sheila Cort
Vice President,	Vice President,
Treasury and Investor Relations	Corporate Communications
973-630-0821	973-630-0680

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JACKSON HEWITT TAX SERVICE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended July 31,
	2008	2007
Revenues
Franchise operations revenues:
Royalty	$627	$658
Marketing and advertising	277	275
Financial product fees	2,622	2,746
Other	349	1,733
Service revenues from company-owned office operations	412	508

Total revenues	4,287	5,920

Expenses
Cost of franchise operations	8,612	9,386
Marketing and advertising	4,169	4,140
Cost of company-owned office operations	9,307	5,617
Selling, general and administrative	10,448	13,319
Depreciation and amortization	3,207	3,284

Total expenses	35,743	35,746

Loss from operations	(31,456)	(29,826)
Other income/(expense):
Interest and other income	400	440
Interest expense	(3,006)	(2,860)

Loss before income taxes	(34,062)	(32,246)
Benefit from income taxes	13,518	12,641

Net loss	$(20,544)	$(19,605)

Loss per share:
Basic and Diluted	$(0.72)	$(0.65)

Weighted average shares outstanding:
Basic and Diluted	28,468	30,268

Dividends declared per share	$0.18	$0.36 (a)

(a)	On May 30, 2007, the Company’s Board of Directors declared the fiscal first quarter cash dividend of $0.18 per share of common stock that was paid on July 13, 2007. On July 30, 2007, the Company’s Board of Directors declared the fiscal second quarter cash dividend of $0.18 per share of common stock that was paid on October 15, 2007.

JACKSON HEWITT TAX SERVICE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	As of July 31, 2008	As of April 30, 2008
Assets
Current assets:
Cash and cash equivalents	$230	$4,594
Accounts receivable, net of allowance for doubtful accounts of $1,066 and $694, respectively	6,487	17,850
Notes receivable, net	7,113	6,033
Prepaid expenses and other	11,968	13,241
Deferred income taxes	1,335	200

Total current assets	27,133	41,918
Property and equipment, net	29,951	32,099
Goodwill	415,784	414,887
Other intangible assets, net	86,830	86,458
Notes receivable, net	5,056	6,035
Other non-current assets, net	18,068	18,668

Total assets	$582,822	$600,065

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$12,443	$34,851
Income taxes payable	30,186	48,531
Deferred revenues	7,426	8,264

Total current liabilities	50,055	91,646
Long-term debt	281,000	231,000
Deferred income taxes	27,505	27,298
Other non-current liabilities	11,361	13,604

Total liabilities	369,921	363,548

Stockholders' equity:
Common stock, par value $0.01; Authorized: 200,000,000 shares; Issued: 39,290,418 and 38,867,231 shares, respectively	389	389
Additional paid-in capital	384,479	383,084
Retained earnings	132,298	158,011
Accumulated other comprehensive loss	(1,604)	(2,306)
Less: Treasury stock, at cost: 10,440,491 shares at each respective period-end	(302,661)	(302,661)

Total stockholders' equity	212,901	236,517

Total liabilities and stockholders' equity	$582,822	$600,065

JACKSON HEWITT TAX SERVICE INC.

CONDENSED FRANCHISE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended July 31,
	2008	2007
Revenues
Royalty	$627	$658
Marketing and advertising	277	275
Financial product fees	2,622	2,746
Other	349	1,733

Total revenues	3,875	5,412

Expenses
Cost of operations	8,612	9,386
Marketing and advertising	4,108	3,925
Selling, general and administrative	1,067	728
Depreciation and amortization	2,193	2,588

Total expenses	15,980	16,627

Loss from operations	(12,105)	(11,215)
Other income/(expense):
Interest and other income	376	365

Loss before income taxes	$(11,729)	$(10,850)

JACKSON HEWITT TAX SERVICE INC.

CONDENSED COMPANY-OWNED OFFICE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended July 31,
	2008	2007
Revenues
Service revenues from operations	$412	$508

Expenses
Cost of operations (a)	9,307	5,617
Marketing and advertising	61	215
Selling, general and administrative (b)	1,894	888
Depreciation and amortization	1,014	696

Total expenses	12,276	7,416

Loss from operations	(11,864)	(6,908)

Loss before income taxes	$(11,864)	$(6,908)

(a)	The three months ended July 31, 2008 includes $1.6 million of lease termination and related expenses in connection with the closure of underperforming locations.
(b)	The three months ended July 31, 2008 includes $0.7 million of severance expense.

JACKSON HEWITT TAX SERVICE INC.

CONDENSED CORPORATE AND OTHER

(Unaudited)

(In thousands)

	Three Months Ended July 31,
	2008	2007
Expenses (a)
General and administrative	$7,569	$7,031
Share-based compensation	1,418	1,258
Insurance settlement (b)	(1,500)	—
Internal review	—	3,414

Total expenses	7,487	11,703

Loss from operations	(7,487)	(11,703)
Other income/(expense):
Interest and other income	24	75
Interest expense	(3,006)	(2,860)

Loss before income taxes	$(10,469)	$(14,488)

(a)	Included in selling, general and administrative in the Condensed Consolidated Statements of Operations.
(b)	Represents an insurance recovery in connection with the settlement of certain litigation related expenses incurred in prior fiscal years.

JACKSON HEWITT TAX SERVICE INC.

CONDENSED ADJUSTED RESULTS OF OPERATIONS

(unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended July 31,
	2008	2007
Net loss, as reported	$(20,544)	$(19,605)
Severance	1,370	661
Lease termination and related expenses	1,604	—
Insurance settlement	(1,500)	—
Internal review	—	3,414
Adjustment to income taxes	(585)	(1,597)

Net loss, as adjusted	$(19,655)	$(17,127)

Loss per share, as reported
Basic and Diluted	$(0.72)	$(0.65)

Loss per share, as adjusted
Basic and Diluted	$(0.69)	$(0.57)

A “non-GAAP financial measure” is defined as a numerical measure of a company's performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles ("GAAP") in the United States of America. In the schedule presented above, the Company has included a comparison of such non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes the above presentation of net loss and loss per share on an "as adjusted" basis, which are non-GAAP financial measures, is necessary to reflect the impact of the items listed above in order to help investors compare, on an equivalent basis, the Company's financial results for the current period presented to its financial results for the same period presented last year.

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